Exhibit 99.1

Media Release
Ad hoc announcement pursuant to Art. 53 LR

Amrize Appoints Baris Oran as Chief Financial Officer

CHICAGO & ZUG, Switzerland, March 31, 2026 – The Amrize (NYSE: AMRZ) Board of Directors has appointed Baris Oran as Chief Financial Officer and a member of the company’s Executive Committee, effective April 1. Oran succeeds Ian Johnston, who will step down from the role and remain with the company as a senior advisor to support a smooth transition.

Oran joins Amrize from GXO Logistics, where he served as CFO following its spin-off from XPO and built a strong finance organization to support the company’s strategic priorities. With a 25-year track record of value creation, Oran brings financial expertise across a broad range of industries from manufacturing and logistics to technology.

Jan Jenisch, Chairman and CEO: “I thank Ian for his outstanding contributions over a 27 year career with the company. Ian played an instrumental role in the successful spin-off of Amrize and listing as a publicly traded company. We appreciate Ian’s dedicated service, which helped establish Amrize’s financial strength from our investment-grade credit rating and strong balance sheet to leading cash conversion. We wish him continued success in his future endeavors.”

“I am excited to welcome Baris to our team at an important time for our company. Baris is a high-impact leader with an exceptional track record of building high-performance finance teams. He is ideally positioned to build on our strong financial foundation to accelerate profitable growth.”

Oran’s finance career includes executive roles with multinational market leaders and extensive experience with capital allocation, M&A, balance sheet management and capital markets. He served as CFO of the Sabanci Group, CFO of Kordsa, and in leadership roles at Ernst & Young, PwC and Sara Lee Corporation. Oran holds a master’s degree in business administration from the University of Georgia, USA.

About Amrize
Amrize (NYSE: AMRZ) is building North America, as the partner of choice for professional builders with advanced branded solutions from foundation to rooftop. With over 1,000 sites and a highly efficient distribution network, we deliver for our customers in every U.S. state and Canadian province. Our 19,000 teammates uniquely serve every construction market from infrastructure, commercial and residential to new build, repair and refurbishment. Amrize achieved $11.8 billion in revenue in 2025 and is listed on the New York Stock Exchange and the SIX Swiss Exchange. We are ready to build your ambition.  Learn more at amrize.com

Media Relations: media@amrize.com	Investor Relations: investors@amrize.com

Media Release
Ad hoc announcement pursuant to Art. 53 LR
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this presentation may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, such as statements regarding expected cost savings, future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words such as “may,” “will,” “could,” “should,” “might,” “projects,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “continue,” “estimate,” or “pursue,” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the effect of political, economic and market conditions and geopolitical events; the level of demand in the construction industry; the cyclicality of the industries and businesses in which our customers operate; changes in the cost and/or availability of raw materials required to run our business; energy and fuel costs; adverse weather conditions and natural disasters; the logistical and other challenges inherent in our operations; the actions and initiatives of current and potential competitors; the level and volatility of interest rates and other market indices; the ability of Amrize to maintain satisfactory credit ratings; the outcome of pending litigation or future litigation; the impact of current, pending and future legislation and regulation; factors related to the failure of Amrize to achieve some or all of the expected strategic benefits or opportunities expected from the separation from Holcim Ltd (“Holcim”); material costs and expenses as a result of the separation from Holcim; our limited history operating as an independent, publicly-traded company; our obligation to indemnify Holcim pursuant to the agreements entered into connection with the separation and the risk Holcim may not fulfill any obligations to indemnify Amrize under such agreements; that under applicable tax law, Amrize may be liable for certain tax liabilities of Holcim following the separation if Holcim were to fail to pay such taxes; the fact that Amrize may receive worse commercial terms from third parties for services it used to receive from Holcim prior to the separation; the fact that certain of Amrize's executive officers and directors may have actual or potential conflicts of interest because of their previous positions at Holcim; potential difficulties in maintaining relationships with key personnel; and other factors which can be found in Amrize’s media releases and Amrize’s filings with the SEC, including in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, including Item 1A. “Risk Factors.”  Any forward-looking statement speaks only as of the date on which it is made.  The forward-looking statements made in this press release are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events as at such dates, even if they are subsequently made available by Amrize on its website or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements, and we do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Relations: media@amrize.com	Investor Relations: investors@amrize.com